UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2010
LEXARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52138 (Commission File Number)	20-2000871 (IRS Employer Identification No.)
#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2010, Lexaria Corp. (the “Company”) entered into three separate assignment agreements with 0743608 BC Limited, solely owned by Director/Officer of the Company; Emerald Atlantic LLC, solely owned by a Director of the Company, and a third party . (the “Assignees”), whereby the Assignees have paid a fee of US$324,677.12 to earn a 24% share of the Company’s non-perpetual 32% interest in a proposed two oil wells to be drilled in Wilkinson County, Mississippi. As a result of the three assignment agreements, Lexaria receives at no cost to the company, a carried interest of 8% in these same rights and benefits.

The Company assigns, transfers and sets over to the Assignees, all proportionate rights, interest and benefits in the Assigned Non Perpetual Interest held by or granted to the Assignor in and to the Participation Agreement between the Company and Griffin but limited to a gross 500% revenue payout based on the total amount paid under the Initial Consideration and the Subsequent Consideration after which all rights, interests and benefits cease.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1 10.2 10.3 10.4

Assignment Agreement between the Company and 0743608 BC Limited dated July 29, 2010

Assignment Agreement between the Company and Emerald Atlantic LLC dated July 29, 2010

Assignment Agreement between the Company and third party dated July 29, 2010

Press Release dated July 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 29, 2010

(Signature)	Lexaria Corp. By: “/s/ Chris Bunka” Chris Bunka President & CEO